Exhibit 99

           Frontier Financial Corporation Announces Strong
                     Third Quarter 2003 Earnings


    EVERETT, Wash.--(BUSINESS WIRE)--Oct. 20, 2003--Frontier Financial Corporation (Nasdaq:FTBK) today announced strong third quarter earnings of $10.5 million, or $.56 per diluted share for the three months ended September 30, 2003. This compares to earnings of $9.6 million for the third quarter of 2002, or $.50 per diluted share and represents a 12% increase in diluted earnings per share and a 9% increase in net income over third quarter of 2002. This is the second consecutive quarter which Frontier's net income exceeded $10 million.
    Net income for the nine months ended September 30, 2003, was $30.3 million, or $1.62 per diluted share, which compares with net income of $27.9 million, or $1.45 per diluted share for last year's comparable period. The increase in earnings primarily reflects increases in net interest income, other income and the decline in the average diluted shares outstanding compared to last year.
    Michael J. Clementz, President and CEO of Frontier Financial Corporation, said, "We are extremely pleased with the strong results of the third quarter which continues the trend of improved profitability for the year."

    Highlights

    Highlights for the third quarter ended September 30, 2003, compared to September 30, 2002, were:

    -- Fully diluted earnings per share increased 12% from $.50 to $.56.

    --  Net income increased to $10.5 million, a 9% increase.

    --  Efficiency ratio remains one of the industry's best at 40%.

    --  Return on equity of 20.13%, up from 19.14%.

    --  Return on assets of 2.05%, up from 2.03%.

    -- Reserve for loan loss remains strong at 1.67% of total loans, compared to 1.68%.

    -- Tax equivalent net interest margin was strong at 5.10%, compared to 5.38% from a year ago.

    --  Delinquent loans were .70% of total loans down from 1.09%.

    In addition, loan growth for the quarter was $52.5 million, compared to $8.1 million for the first six months of 2003.

    Asset Quality

    As of September 30, 2003, nonperforming assets were .75%, down from 1.08% a year ago. Nonaccruing loans decreased from $14.1 million to $8.0 million for the same time period. "While nonperforming assets were up from .55% at June 30, 2003, we are encouraged with the improvement over the year and our goal remains .40% or lower by December 31, 2003," said Lyle Ryan, President of Frontier Bank. "In addition, we are extremely pleased our delinquent loan ratio dropped to .70%, a twelve month low," Ryan stated.
    During the third quarter, the Corporation reserved $.85 million for loan losses, which brings the total provision for 2003 to $2.6 million compared to $3.1 million as of September 30, 2002. Net charge off's year to date were $2.1 million. The total loan loss reserve stood at $28.7 million on September 30, 2003, or 1.67% of total loans outstanding compared to $27.5 million as of September 30, 2002, or 1.68% or total loans outstanding.

    Operating Results

    Net interest income of $24.4 million was up $.6 million from $23.8 million in the third quarter of 2002, a gain of 2.5%. This increase was achieved primarily through a reduction in the cost of funds in 2003. The tax equivalent yield on earning assets decreased .97% in the third quarter of 2003 compared to 2002, while the cost on interest bearing liabilities decreased .87 %. Frontier's tax equivalent net interest margin of 5.10% for the third quarter decreased from 5.38% for the comparable 2002 period, and from 5.17% in the second quarter of 2003. "Despite only a modest increase in loans, the net interest margin remained strong due to the substantial increase in investments purchased during the third quarter," stated John Dickson, CEO of Frontier Bank.
    Noninterest income increased to $3.4 million from $2.3 million in the third quarter of 2002, an increase of 46.8%. Of this increase, $.4 million was due to increased income from the sale of mortgages sold into the secondary market with servicing released.
    Noninterest expense increased $1.0 million to $11.3 million, up 9.5%. $.9 million of the increase was in salaries and employee benefits. This expense increase consisted of salaries for staff additions and merit increases of $.5 million, and $.4 million of employee benefits, profit sharing and incentive compensation.

    Performance Ratios

    The annualized return on average assets for the quarter was 2.05% compared to 2.03% in 2002. The annualized return on average shareowners' equity was 20.13% in 2003 and 19.14% in 2002. Frontier's efficiency ratio at third quarter end was 40% compared to 38% for the third quarter of 2002, one of the lowest efficiency ratios in the industry.

    Balance Sheet and Capital Management

    Total assets at September 30, 2003, were $2.06 billion and deposits totaled $1.68 billion, an increase of 4.6% and 5.0% respectively, compared to the prior year. Net loans of $1.69 billion and investments of $221.5 million reflected an increase of 4.7% and 58.5% respectively. Frontier purchased an additional $81.8 million in investments since September 30, 2002, shifting lower earning federal funds sold into higher yielding investments.
    "Over the past year we have worked diligently to grow the loan portfolio. Loans grew $60.6 million since December 31, 2002, with $52.5 million during the third quarter. For the first nine months of 2003 new loan originations of over $725 million were substantially offset by maturing loans and payoff's," said Ryan.
    The capital of the Corporation at quarter end was $213.1 million, up from $198.9 million a year ago, or an increase of 7.2%. Frontier began paying cash dividends to shareowners in 1999 and approved a stock repurchase plan in 2000. Since September 30, 2002, cash dividends of $12.5 million were paid to shareowners and the Corporation purchased $15.5 million of common stock in the open market, representing 612,300 shares. There were no shares repurchased during the third quarter of 2003. Average quarter-to-date diluted shares totaled 18,619,111 during the third quarter of 2003 versus 19,294,901 during the third quarter of 2002. Clementz stated "The previously announced fourth quarter cash dividend of $.18 per share, representing our 15th consecutive quarter of increased cash dividends, will be paid to shareowners on Monday, October 27, 2003."
    Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

    CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2002 Form 10-K.



           FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME

(In thousands, except for
number of shares and per
share amounts)
                    For Three Months Ended     For Nine Months Ended
                    ----------------------     ---------------------
                       Sept 30,     Sept 30,     Sept 30,     Sept 30,
                         2003         2002         2003         2002
                    -----------  -----------  -----------  -----------
Interest Income:
 Interest & fees
  on loans         $    31,226  $    33,377  $    95,301  $    97,455
 Interest & fees
  on investments         2,264        1,998        6,249        5,426
                    -----------  -----------  -----------  -----------
      Total
       Interest
       Income           33,490       35,375      101,550      102,881
                    -----------  -----------  -----------  -----------
Interest Expense:
 Interest on
  Deposits               7,173        9,671       23,268       29,455
 Interest on
  borrowed funds         1,937        1,924        5,864        5,113
                    -----------  -----------  -----------  -----------
      Total
       Interest
       Expense           9,110       11,595       29,132       34,568
                    -----------  -----------  -----------  -----------
Net Interest Income     24,380       23,780       72,418       68,313
                    -----------  -----------  -----------  -----------
Provision for Loan
 Losses                   (850)      (1,500)      (2,600)      (3,100)
                    -----------  -----------  -----------  -----------
Net Interest Income
 after Provision        23,530       22,280       69,818       65,213

Noninterest
 Income:
 Gain/(loss) on
  sale of  securities       99         (187)         190         (187)
 Service Charges on
  deposit accounts       1,169        1,086        3,354        3,045
 Other noninterest
  income                 2,172        1,444        6,189        4,756
                    -----------  -----------  -----------  -----------
      Total
       Noninterest
       Income            3,440        2,343        9,733        7,614
                    -----------  -----------  -----------  -----------
Noninterest Expense:
 Salaries & employee
  benefits               7,142        6,243       20,916       18,492
 Occupancy expense       1,499        1,528        4,684        4,624
 Other noninterest
  expenses               2,644        2,537        8,101        7,387
                    -----------  -----------  -----------  -----------
      Total
       Noninterest
       Expense          11,285       10,308       33,701       30,503
                    -----------  -----------  -----------  -----------
Income Before Taxes     15,685       14,315       45,850       42,324
Applicable Income
 Taxes                  (5,208)      (4,707)     (15,564)     (14,377)
                    -----------  -----------  -----------  -----------
 NET INCOME        $    10,477  $     9,608  $    30,286  $    27,947
                    ===========  ===========  ===========  ===========

Basic average
 shares outstanding
 for the period     18,505,346   19,187,846   18,561,698   19,197,166

Basic earnings
 per share         $      0.57  $      0.50  $      1.63  $      1.46
                    ===========  ===========  ===========  ===========
Diluted shares      18,619,111   19,294,901   18,648,682   19,307,608
Diluted earnings
 per share         $      0.56  $      0.50  $      1.62  $      1.45
                    ===========  ===========  ===========  ===========
Efficiency ratio            40%          38%          41%          39%
Return on average
 assets                   2.05%        2.03%        2.02%        2.04%
Return on average
 equity                  20.13%       19.14%       19.93%       19.05%
Net Interest Margin       5.05%        5.31%        5.11%        5.27%
TE Effect                 0.05%        0.07%        0.05%        0.07%
                    -----------  -----------  -----------  -----------
(1) TE Net interest
 margin                   5.10%        5.38%        5.16%        5.34%
                    ===========  ===========  ===========  ===========

(1) Tax equivalent is a non-GAAP performance measurement used by management in operating the business, which management believes provides investors with a more accurate picture of the net interest margin for comparative purposes.


           FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET

(In thousands, except for number of shares)

                                  Sept. 30     Dec. 31,     Sept. 30
                                     2003         2002         2002
                                 -----------  -----------  -----------
ASSETS
  Cash & due from banks         $    72,000  $    88,647  $    72,711
  Securities:
        Available for Sale-Fair
         value                      199,320      109,429      107,428
        Held to maturity-
         amortized cost              22,212       30,608       32,319
                                 -----------  -----------  -----------
              Total securities      221,532      140,037      139,747
  Federal funds sold                  3,049       13,528       69,395
  Loans:
        Loans, net of unearned
         income                   1,719,323    1,658,684    1,642,817
        Less:  Allowance for
         losses                     (28,678)     (28,175)     (27,545)
                                 -----------  -----------  -----------
              Net loans           1,690,645    1,630,509    1,615,272

  Premises & equipment, net          26,859       26,697       26,829
  Other real estate owned             7,544        6,532        7,307
  Intangible assets                   6,476        6,476        6,476
  Other assets                       31,801       31,301       31,597
                                 -----------  -----------  -----------
        Total Assets            $ 2,059,906  $ 1,943,727  $ 1,969,334
                                 ===========  ===========  ===========
   LIABILITIES
  Deposits:
        Noninterest bearing     $   274,021  $   237,972  $   252,184
        Interest bearing          1,399,232    1,322,904    1,341,395
                                 -----------  -----------  -----------
              Total deposits      1,673,253    1,560,876    1,593,579

  Federal funds purchased and
   securities sold under
   repurchase agreements             10,744       11,809       10,336
  Federal Home Loan Bank
   advances                         150,108      160,121      155,125
  Other liabilities                  12,678       12,058       11,365
                                 -----------  -----------  -----------
        Total Liabilities         1,846,783    1,744,864    1,770,405
                                 -----------  -----------  -----------
SHAREOWNERS' EQUITY
  Common stock                      118,030      116,925      116,476
  Unrealized gains/(losses) on
   AFS securities, net of tax
   effect                             3,760        2,097        1,246
  Retained earnings                  91,333       79,841       81,207
                                 -----------  -----------  -----------
        Total Capital               213,123      198,863      198,929
                                 -----------  -----------  -----------
TOTAL LIABILITIES & EQUITY      $ 2,059,906  $ 1,943,727  $ 1,969,334
                                 ===========  ===========  ===========
Shares outstanding at end of
 period                          18,516,734   18,817,684   19,035,253

Book Value                      $     11.51  $     10.57  $     10.45
Tangible book value             $     11.16  $     10.22  $     10.11



    CONTACT: Frontier Financial Corporation
             Michael J. Clementz, 360-598-8003
             or
             Frontier Bank
             John J. Dickson, 425-514-0700
             Lyle Ryan, 425-514-0700